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                                                                  Exhibit (1)(c)


                               STATE OF DELAWARE

                       CERTIFICATE OF AMENDMENT NO. 2 TO

                             CERTIFICATE OF TRUST


          Pegasus Variable Annuity Fund hereby certifies that pursuant to Title 12, Section 3810(b) of the Delaware Business Trust Act, the undersigned business trust executed the following Certificate of Amendment:

          1.   Name of the Trust:  Pegasus Variable Annuity Fund;

          2. Section 1.1 of the Certificate of Trust is hereby amended in the entirety to read as follows:

               Name.  The name of the Trust created hereby is the "Pegasus
               ----
               Variable Funds";

          3. The Certificate of Trust is hereby further amended to change all other appropriate references in the Trust Instrument to reflect the fact that the name of the Trust is "Pegasus Variable Funds";

          4. This Certificate of Amendment shall be effective on: December 31, 1997.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5th day of December, 1997.



                                    /s/ Donald G. Sutherland
                                    ------------------------
                                    Donald G. Sutherland
                                    President and
                                    Trustee of the Trust